UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K /A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2008

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870
(State or other jurisdiction of incorporation)	(Commission File No.)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective May 5, 200 8 , Big Cat Energy Corporation (“Big Cat” or the “Company”) completed a private placement of 2,000,000 units,  for $.50 per unit for a total proceeds of $1,000,000.  Each unit consisted of one share of restricted common stock of Big Cat and one warrant to purchase one share of restricted common stock of Big Cat exercisable at $.75 per share.   The warrants are exercisable for cash upon notice to Big Cat during a period of three years from the date of purchase.   The number of warrants is to be adjusted in the event of a reclassification, change, stock dividend, stock split, combination, reorganization, merger or consolidation affecting the price or number of shares issuable or exercisable under the warrants so as to maintain an approximately equivalent number of shares and exercise price for the warrant holders before and after such a transaction.   Any such adjustment is to be made pursuant to official notice from the Company in connection with the transaction.  No underwriting discounts or commissions were paid in connection with the offering.

The $1,000,000 raised in the private placement will be used for operating capital of Big Cat during the ARID tool pilot project period, which is expected to continue into January 2009.

Item 9.01                      Financial Statements And Exhibits

Exhibit 1	Exhibits	Document Description
	(4) Instruments defining the rights of security holders	Example of Warrant Certificate incorporated by reference to Form 8-K filed May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12 th day of May, 2008.

BIG CAT ENERGY CORPORATION

BY: /s/ RICHARD STIFEL
Richard Stifel, Principal Financial Officer,
Principal Accounting Officer, Secretary and
Treasurer.